As filed with the Securities and Exchange Commission on February 20, 2002

Registration No. 333-33696

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE DIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	51-0374887

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

15501 North Dial Boulevard
Scottsdale, Arizona
85260-1619
(Address of registrant’s principal executive offices)

SARAH MICHAELS, LLC
CAPITAL ACCUMULATION PLAN

(Full title of the plan)

Christopher J. Littlefield
Senior Vice President, General Counsel and Secretary
The Dial Corporation
15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619
(480) 754-3425
(Name, address, and telephone number of agent for service)

RECENT EVENTS: DEREGISTRATION
SIGNATURES

RECENT EVENTS: DEREGISTRATION

         This Post-Effective Amendment relates to 150,000 shares of common stock of The Dial Corporation (the “Company”) registered on Registration Statement on Form S-8 (registration number 333-33696) (the “Registration Statement”) filed with the Securities and Exchange Commission on March 31, 2000.

         On August 28, 2001, pursuant to a Purchase Agreement of even date, the Company and one of its affiliates (among other actions) sold all of the issued and outstanding membership interests of Sarah Michaels, LLC to FASMA, LLC. As a result of the sale of Sarah Michaels, the Company has ceased making periodic allocations of its common stock under (and pursuant to) the Sarah Michaels, LLC Capital Accumulation Plan (the “Plan”).

         Accordingly, the Company has terminated offerings of its common stock under the Plan pursuant to the Registration Statement and is filing this Post-Effective Amendment to remove (and hereby does remove) from registration all shares of its common stock registered on the Registration Statement which remain unsold.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 20th day of February, 2002.

THE DIAL CORPORATION

/s/ Herbert M. Baum

By: Herbert M. Baum

Its: Chairman of the Board, President and

Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated and as of the dates indicated.

Signature	Title	Date

/s/ Herbert M. Baum Herbert M. Baum	Chairman of the Board, President and Chief Executive Officer	February 20, 2002

/s/ Conrad A. Conrad Conrad A. Conrad	Executive Vice President and Chief Financial Officer (principal financial officer)	February 20, 2002

/s/ John F. Tierney John F. Tierney	Senior Vice President and Controller (principal accounting officer)	February 20, 2002

/s/ Joy A. Amundson Joy A. Amundson	Director	February 20, 2002

/s/ Joe T. Ford Joe T. Ford	Director	February 20, 2002

/s/ Thomas L. Gossage Thomas L. Gossage	Director	February 20, 2002

/s/ Donald E. Guinn Donald E. Guinn	Director	February 20, 2002

/s/ James E. Oesterreicher James E. Oesterreicher	Director	February 20, 2002

/s/ Michael T. Riordan Michael T. Riordan	Director	February 20, 2002

Barbara S. Thomas	Director	February 20, 2002

/s/ Salvador M. Villar Salvador M. Villar	Director	February 20, 2002

Constituting a majority of the Board of Directors.

         Pursuant to the requirements of the Securities Act of 1933, the committee that administered the Plan prior to the sale of Sarah Michaels has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on February 20, 2002.

/s/ Conrad A. Conrad Conrad A. Conrad

/s/ Mark R. Shook Mark R. Shook

/s/ Bernhard J. Welle Bernhard J. Welle

/s/ Mark L. Whitehouse Mark L. Whitehouse

/s/ Geraldine M. Gallegos Geraldine M. Gallegos